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                                                                    EXHIBIT 24




                                POWER OF ATTORNEY

      Each of the undersigned hereby constitutes and appoints Luqman Arnold, Hugo Schaub and Robert Mills, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of securities in connection with the employee benefit plans set forth on Annex A hereto, to sign any and all amendments to such registration statements, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


                 Name                                   Title                                    Date
                 ----                                   -----                                    ----
           /s/ Marcel Ospel                   President and Group Chief                    October 23, 2000
     -------------------------------              Executive Officer
               Marcel Ospel

           /s/ Luqman Arnold                  Chief Financial Officer                      October 26, 2000
     -------------------------------
               Luqman Arnold

           /s/ Hugo Schaub                    Group Controller and Member                  October 24, 2000
     -------------------------------           of Group Managing Board
               Hugo Schaub

           /s/ Alex Krauer                    Member of Board of Directors                 October 26, 2000
     -------------------------------
               Alex Krauer

           /s/ Alberto Togni                  Member of Board of Directors                 October 26, 2000
     -------------------------------
               Alberto Togni

           /s/ Markus Kundig                  Member of Board of Directors                 October 26, 2000
     -------------------------------
               Markus Kundig

           /s/ Peter Bockli                   Member of Board of Directors                 October 24, 2000
     -------------------------------
               Peter Bockli

           /s/ Eric Honegger                  Member of Board of Directors                 October 25, 2000
     -------------------------------
               Eric Honegger

        /s/ Rolf A. Meyer                   Member of Board of Directors                  October 25, 2000
     -------------------------------
            Rolf A. Meyer

        /s/ Hans Peter Ming                 Member of Board of Directors                  October 27, 2000
     -------------------------------
            Hans Peter Ming

     -------------------------------        Member of Board of Directors                  __________, 2000
           Andreas Reinhart

                                     ANNEX A

UBS AG / Paine Webber Group Inc. Replacement Stock Plan
Paine Webber Group Inc. Equity Plus Program
PaineWebber 401(k) Plus Plan
PaineWebber Puerto Rico Savings Plus Plan
2000 Key Executive Equity Program
UBS AG Omnibus Stock Plan
UBS AG Equity Incentive Program
Any other employee benefit plan adopted by UBS AG or PaineWebber Inc. prior to the date of this Power of Attorney.